EXHIBIT 11
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               STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER COMMON SHARE
                  (In thousands, except per share amounts)
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                                                               Quarter Ended
                                                      --------------------------------
                                                        04/01/94            03/26/93
                                                      ------------        ------------
PRIMARY (a)
Earnings (loss)
  Income (loss) before cumulative
    effect of accounting change                          ($19,588)             $4,017
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                   40,000
                                                      ------------        ------------
  Net income (loss)                                       (19,588)             44,017
  Preferred dividend requirement                            3,019                 749
                                                      ------------        ------------
  Income (loss) applicable to common shares              ($22,607)            $43,268
                                                      ============        ============

Shares
  Weighted average common shares outstanding               43,154              42,592
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                                                    592
                                                      ------------        ------------
  Weighted average common shares
    and equivalents                                        43,154              43,184
                                                      ============        ============

Earnings (loss) per common share
  Income (loss) before cumulative
    effect of accounting change                            ($0.52)              $0.08
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                     0.92
                                                      ------------        ------------
                                                           ($0.52)              $1.00
                                                      ============        ============




                                                               Quarter Ended
                                                      --------------------------------
                                                        04/01/94            03/26/93
                                                      ------------        ------------
FULLY DILUTED (b)
Earnings (loss)
  Income (loss) before cumulative
    effect of accounting change                          ($19,588)             $4,017
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects                2,465               2,578
                                                      ------------        ------------
  Income (loss) before cumulative effect
    of accounting change, as adjusted                     (17,123)              6,595
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                   40,000
                                                      ------------        ------------
  Net income (loss), as adjusted                         ($17,123)            $46,595
                                                      ============        ============

Shares
  Weighted average common shares outstanding               43,154              42,592
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                              1,184                 730
  Adjustment for shares issuable upon assumed
    conversion of $3.50 Convertible
    Exchangeable Preferred Stock                            7,340               1,855
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures                 4,132               4,132
                                                      ------------        ------------
  Weighted average common shares
    and equivalents, as adjusted                           55,810              49,309
                                                      ============        ============

Earnings (loss) per common share
  Income (loss) before cumulative
    effect of accounting change                            ($0.31)              $0.13
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                     0.81
                                                      ------------        ------------
                                                           ($0.31) (b)          $0.94  (a)
                                                      ============        ============

(a) These figures agree with the related amounts in the Consolidated Statement of Operations.
(b) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
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